Exhibit 32.1

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Harvard Illinois Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended
June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Duffield J. Seyller III, President and Chief Executive Officer of the Company, and I, Donn L. Claussen, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that, to the best of our knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 10, 2012	/s/ Duffield J. Seyller III
Date	Duffield Seyller III
President and Chief Executive Officer

August 10, 2012	/s/ Donn L. Claussen
Date	Donn L. Claussen
Executive Vice President and Chief Financial Officer